UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ON Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! ON SEMICONDUCTOR CORPORATION 2024 Annual Meeting Vote by May 15, 2024 11:59 PM ET ON SEMICONDUCTOR CORPORATION 5701 NORTH PIMA ROAD SCOTTSDALE, AZ 85250 V35248-P04276 You invested in ON SEMICONDUCTOR CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 16, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 2, 2024. These materials contain important information. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote in Person at the Meeting* Point your camera here and May 16, 2024 8:00 a.m. local time vote without entering a control number ON SEMICONDUCTOR CORPORATION Principal Executive Offices 5701 North Pima Road Scottsdale, Arizona 85250 *You may obtain directions to be able to attend the Annual Meeting and vote in person by visiting onsemi’s website at www.onsemi.com. Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect 10 directors nominated by our Board of Directors.	
	Nominees:	
1a.	Atsushi Abe	For
1b.	Alan Campbell	For
1c.	Susan K. Carter	For
1d.	Thomas L. Deitrich	For
1e.	Hassane El-Khoury	For
1f.	Bruce E. Kiddoo	For
1g.	Christina Lampe-Önnerud	For
1h.	Paul A. Mascarenas	For
1i.	Gregory L. Waters	For
1j.	Christine Y. Yan	For
2.	Advisory vote to approve the compensation of our named executive officers (Say-on-Pay).	For
3.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered accounting firm for the year ending December 31, 2024.	For

NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

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